BOARD RESOLUTION

OF

CANNABINOID BIOSCIENCES, INC.

The undersigned, being the Directors of Cannabinoid Biosciences Inc., a California corporation, does hereby, consent to the adoption of the following resolutions:

RESOLVED, that the Board of Directors, hereby adopts and approves the purchase of one (1) million Preferred Shares (convertible at 1 preferred share to 1,000 common stocks) of Kid Castle Educational Corp. with accompanying convertible notes for $55,000.00.

RESOLVED, that the Board approves and stands behind the management decision to convert 70,000 of the purchased preferred shares into 70 million shares of common stocks of Kid Castle Educational Corp. based on the conversion rate of 1 preferred share to 1,000 shares of common stocks.

RESOLVED that the Company nominates Mr. Frank I Igwealor, the company’s CFO to take over and control the board of directors of Kid Castle Educational Corp. effectively immediately.

AND FURTHER RESOLVED that the Board of Directors hereby authorizes and empowers Mr. Frank I Igwealor to manage the entire affairs of Kid Castle Educational Corp.  for the sole benefits of all shareholders.

IN WITNESS WHEREOF, the undersigned Director has executed this consent as of this 21th day of October 2019.

MAJORITY SHAREHOLDERS:

                                                                                                            _    55.84

 Shareholder’s Name & Signature                                            Date              % of Ownership

CORPORATE OFFICERS:

                                                                                             _____10/21/2019_____

Patience C Ogbozor, President & CEO                                               Date